Exhibit 99.1

Mission Resources Corporation 1331 Lamar, Suite 1455 Houston, Texas 77010-3039

NEWS RELEASE

Contact:	Ann Kaesermann
Vice President – Accounting & Investor Relations, CAO
investors@mrcorp.com
(713) 495-3100

Mission to Release Fourth Quarter and Full Year 2003

Earnings on February 26

HOUSTON, February 11, 2004 – Mission Resources Corporation (NASDAQ: MSSN) said today that it will issue its fourth quarter and full year 2003 earnings release before the market opens on Thursday, February 26, 2004. The Company will also hold its quarterly conference call that morning at 10:00 a.m. Central Time.

To participate in the call, dial (877) 894-9681 five to ten minutes before the call begins. Please reference Mission Resources, conference ID 5542591. The call will also be broadcast live over the Internet from the company’s web site at www.mrcorp.com.

A replay of the call will be available approximately two hours after the live broadcast ends and will be accessible until Friday, March 12, 2004. To access the replay, dial (800) 642-1687 and reference conference ID 5542591. In addition, the web cast will also be archived on the company’s web site.

Mission Resources Corporation is a Houston-based independent exploration and production company that drills for, acquires, develops, and produces natural gas and crude oil in the Permian Basin, along the Texas and Louisiana Gulf Coast and in the Gulf of Mexico.

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are our estimate of the sufficiency of our existing capital sources, our ability to raise additional capital to fund cash requirements for future operations, the uncertainties involved in estimating quantities of proved oil and natural gas reserves, in prospect development and property acquisitions and in projecting future rates of production, the timing of development expenditures and drilling of wells, and the operating hazards attendant to the oil and gas business. In particular, careful consideration should be given to cautionary statements made in the various reports the Company has filed with the Securities and Exchange Commission. Mission undertakes no duty to update or revise these forward-looking statements.

###